UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington , D.C.   20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2008
Date of report

COASTAL CAPITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Georgia	000-29449	88-0428896
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

300 Bull Street, Second Floor, Suite A Savannah,Georgia31401

(Address of principal executive offices) (Zip Code)

(912) 944-2640
(Registrant's Telephone Number,Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01  Other Events.  On April 7, 2008, Coastal Capital Acquisition Corporation, (the “Company,”) engaged Frazier & Deeter, LLC, (F & D.)  F & D will be responsible for the preparation and filing of Federal and state corporation tax returns for the Company for the years ending 2004, 2005, 2006, and 2007.  They will also assist the Company in assembling the books and records of the firm for each of those years.

Prior to this engagement, the Company did not consult F & D on any of the matters referenced in Item 304(a)(2) of Regulation S-B. Specifically, prior to engaging F & D, the Company had not consulted F & D regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with F & D regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. Further, the Company did not discuss any past disagreements with any prior auditors with F & D.

 F & D will commence work on this engagement no later than May 1, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2008

Coastal Capital Acquisition Corp. By: /s/ Jeff Radcliffe Name: Jeff Radcliffe Title: Secretary, CFO